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                                                                     EXHIBIT 4.2

                            RESTATED TRUST AGREEMENT
                                       OF
                         APPALACHIAN NATURAL GAS TRUST

                 THIS RESTATED TRUST AGREEMENT (this "Restated Trust Agreement") of APPALACHIAN NATURAL GAS TRUST is made as of October 4, 1999, by and among Eastern States Oil & Gas, Inc., a Delaware corporation, as sponsor (the "Sponsor"), and Bank One Delaware, Inc., a Delaware corporation, as trustee, and Kerry W. Eckstein, as trustee (jointly, the "Trustees").

                                    Recitals

         1. The Sponsor and the Trustees entered into the Trust Agreement of Appalachian Basin Royalty Trust as of August 18, 1999 (the "Trust Agreement");

         2. The Trustees filed the Certificate of Trust with the Delaware Secretary of State on August 19, 1999; and

         3. The Sponsor and the Trustees now desire to restate the Trust Agreement to reflect a change in the name of the trust to "Appalachian Natural Gas Trust" to more clearly reflect the business of the trust.


The Sponsor and the Trustees hereby agree as follows:

         1. The trust created by the Trust Agreement shall hereafter be known as "Appalachian Natural Gas Trust" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $1000.00. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in such form as the Trustees may approve.

         3. The Sponsor and the Trustees will enter into an amended and restated Trust Agreement satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the trust securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty
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or obligation hereunder or with respect to the trust estate, except as otherwise contemplated by this Trust Agreement, required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Sponsor, as sponsor of the Trust, is hereby authorized, in its sole discretion, (i) to prepare and file with the Securities and Exchange Commission (the "SEC") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the trust securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the trust securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the trust securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if and at such time as determined by the Sponsor, to file with the New York Stock Exchange Inc. ("NYSE"), or other exchange, or the National Association of Securities Dealers ("NASD"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the trust securities of the Trust to be listed on the NYSE or such other exchange, or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the trust securities of the Trust under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the trust securities of the Trust; (v) to execute, deliver and perform on behalf of the Trust one or more conveyances pursuant to which the Sponsor, or one or more of its subsidiaries, conveys to the Trust a net profits interest in certain oil and gas properties located in Kentucky and West Virginia; and (vi) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the trust securities of the Trust.

                 In the event that any filing referred to in this Section 4 is required by the rules and regulations of the SEC, the NYSE or other exchange, NASD, or state securities or "blue sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the NYSE or other exchange, NASD, or state securities or "blue sky" laws.





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         5.      This Restated Trust Agreement may be executed in one or more counterparts.

         6. The number of trustees of the Trust initially shall be two and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon 30 days' prior notice to the Sponsor.

         7. The Sponsor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

         8. The Trust may be dissolved and terminated before the issuance of the trust securities of the Trust at the election of the Sponsor.

         9. This Restated Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

         10. Bank One Delaware, Inc., in its capacity as Trustee hereunder, shall not have any of the powers or duties of the trustees set forth herein, except as required under the Business Trust Act, and shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of
Section 3807(a) of the Business Trust Act.

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                 IN WITNESS WHEREOF, the parties hereto have caused this
Restated Trust Agreement to be duly executed as of the day and year first above written.

                                     EASTERN STATES OIL & GAS, INC.,
                                      as Sponsor


                                     By:    /s/ STEVENS V. GILLESPIE
                                        ---------------------------------------
                                        Name:   Stevens V. Gillespie
                                        Title:  Senior Vice President and Chief
                                                Financial Officer


                                     BANK ONE DELAWARE, INC.,
                                      as Trustee


                                     By:    /s/ SANDRA L. CARUBA
                                        ---------------------------------------
                                        Name:   Sandra L. Caruba
                                        Title:  Vice President


                                      /s/ KERRY W. ECKSTEIN
                                     ------------------------------------------
                                     Kerry W. Eckstein, as Trustee